UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 18, 2002

SEGWAY IV CORP.
(Exact name of registrant as specified in its charter)

000-
(Commission File Number)

New Jersey	22-3719169
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

213 South Oak Avenue
Owatonna, Minnesota  55060
(Address of principal executive offices)      (Zip Code)

(507) 446-9166
Registrant's telephone number, including area code

4400 Route 9 South, 2nd Floor
Freehold, New Jersey     07728
(Former name or former address, if changes since last report)

INFORMATION TO BE INCLUDED IN THE REPORT

On December 20, 2002 we attempted to file a Form 8-K for Segway IV Corp. This Form 8-K was suspended by the SEC since the incorrect SEC filing codes were used. The SEC filing codes used were for Jaguar Communications, Inc. and the SEC never recognized that the filing was for Segway IV Corp. This Form 8-K is being filed with the correct SEC filing codes. It is the same Form 8-K that was filed on December 20, 2002 with the incorrect SEC filing codes.

ITEM 1. CHANGES IN CONTROL OF REGISTRANT

On December 18, 2002 (the "Effective Date"), Jaguar Communications, Inc., a Minnesota corporation acquired all of the issued and outstanding shares of Segway IV Corp. ("Segway") from the Segway shareholders in consideration for the aggregate sum of $12,500 from its working capital pursuant to the following stock purchase agreements: (1) Jaguar Communications, Inc. and Richard I. Anslow; and (2) Jaguar Communications, Inc. and William Whittle. Pursuant to the above stock purchase agreements, Jaguar Communications, Inc. purchased 5,250,000 common shares (2,625,000 common shares from each of Richard I. Anslow and William Whittle) which represents 100% of Segway's issued and outstanding common shares. Jaguar Communications, Inc.’s 5% or greater voting and ownership shareholders are as follows: Donny Smith - 15.47% voting, 15.11% ownership; Andrew T. Tanabe - 15.15% voting, 14.75% ownership ; Carl F. Schick - 14.31% voting, 14% ownership; John C. Pegg - 11.55% voting, 11.26% ownership; Jay K. Clark - 10.25% voting, 9.76% ownership; Klee Smith - 8.65% voting, 8.13% ownership; and New Media Ventures - 7.69% voting, 7.23% ownership. Amit Shah is the sole shareholder of New Media Ventures.

Subsequent to the execution of the above referenced agreements, Richard I. Anslow resigned as our sole director and sole officer. Donny Smith was appointed our President, Secretary and Director.

The following table sets forth information regarding the beneficial ownership of the shares of our common stock (the only class of shares previously issued by us) at December 18, 2002, by (i) each person known by us to be the beneficial owner of more than five percent (5%) of our outstanding shares of common stock, (ii) our directors, (iii) our executive officers, and (iv) by all our directors and executive officers as a group. Each person named in the table, has sole voting and investment power with respect to all shares shown as beneficially owned by such person and can be contacted at our address.

TITLE OF CLASS	NAME OF BENEFICIAL OWNER	SHARES OF COMMON STOCK	PERCENT OF CLASS

5% STOCKHOLDERS

Common	Jaguar Communications, Inc. (a)	5,250,000	100%

DIRECTORS AND OFFICERS AS A GROUP (1)		5,250,000	100%

(a)	Jaguar Communications, Inc.'s 5% or greater voting and ownership shareholders are as follows: Donny Smith - 15.47% voting, 15.11% ownership; Andrew T. Tanabe - 15.15% voting, 14.75% ownership ; Carl F. Schick - 14.31% voting, 14% ownership; John C. Pegg - 11.55% voting, 11.26% ownership; Jay K. Clark - 10.25% voting, 9.76% ownership; Klee Smith - 8.65% voting, 8.13% ownership; and New Media Ventures - 7.69% voting, 7.23% ownership. New Media Ventures is owned by Amit Shah.

The following is a biographical summary of our directors and officers:

Donny Smith, is a co-founder and the Chairman and CEO of Jaguar Communications, Inc. Prior to this position, Donny was the founder and CEO of Local Link, a regional internet company, from 1995 to 1999. In the 1980's, he was the Chairman and CEO of the Minnesota Cattle Company, a dairy cattle export operation.

Mr. Smith received a BS degree in International Business and Computer Science from Mankato State University in 1991 and his MBA from The William E. Simon School of Management in Rochester, NY in 1995.

Mr. Smith has 3 years of experience in the field of telecommunications. Prior to working in this area, he worked in the internet and software development areas. He has worked or contracted for companies that include IBM, Local-Link, Xerox, Sunrise Software, E.F. Johnson Companies, Jostens, Ford, and many others. He has experience in Electronics, Software Engineering, Systems Development and System Testing as well as Executive Management.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

a.	None

b.	None

c.	Exhibits

Number	Exhibit
10.1	Stock Purchase Agreement between Jaguar Communications, Inc. and Richard I. Anslow
10.2	Stock Purchase Agreement between Jaguar Communications, Inc. and William Whittle

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant's behalf.

SEGWAY IV CORP.

By:  /s/  Donny Smith

DONNY SMITH
Title:  President, Secretary and Director

Dated:   January 21, 2003